Exhibit 99.1
Parker Delivers Record Fiscal 2027 First Quarter Results, Raises Full Year Outlook
Record first quarter sales, segment operating margin and EPS; Completes Filtration Group acquisition
CLEVELAND, November 5, 2026 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended September 30, 2026 that included the following highlights (compared with the prior year period):
Fiscal 2027 First Quarter Highlights:
•Sales increased 18% to a record $6.0 billion; organic sales increased 11.5%; acquisitions added 7%
•Net income was $0.9 billion, an increase of 9%, or $1.1 billion adjusted, an increase of 23%
•EPS increased 10% to $6.92, adjusted EPS increased 23% to a record $8.90
•Segment operating margin was 24.4%, an increase of 20 bps, or 28.6% adjusted, an increase of 120 bps
•FY27 outlook increased for organic sales growth, adjusted segment operating margin, adjusted EPS and free cash flow
“Parker team members delivered an exceptional quarter of record performance and an impressive start to our fiscal year,” said Jenny Parmentier, Chairman and Chief Executive Officer. “We experienced increased demand across all market verticals, resulting in double-digit organic sales growth and record backlog levels. Strong market conditions, combined with execution of The Win Strategy™, delivered record adjusted segment operating margin of 28.6% and adjusted earnings per share growth of 23%. We are pleased to have completed the acquisition of Filtration Group Corporation, significantly expanding our filtration offering and aftermarket business and are excited to welcome these talented team members to Parker. With strong first quarter performance and increased order rates, we are raising our full year fiscal 2027 guidance for organic sales growth, adjusted segment operating margin, adjusted earnings per share and free cash flow.”

This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.

Fiscal 2027 Outlook
The company has updated guidance for the fiscal year ending June 30, 2027, which now includes Filtration Group Corporation.
•Reported sales growth of 16.0% to 19.0%
•Organic sales growth of 7.5% to 10.5%; acquisitions of 9%, and currency of (0.5%)
•Segment operating margin of 23.6% to 24.0%, or 27.7% to 28.1% on an adjusted basis
•EPS of $29.65 to $30.45, or $36.45 to $37.25 on an adjusted basis

Fiscal 2027 First Quarter Segment Results
Diversified Industrial Segment

North America Businesses
($ in millions)	FY27 Q1	FY26 Q1	Change		Organic Growth
Sales	$2,445	$2,044	19.6%		9.4%
Segment Operating Income (GAAP)	$562	$507	10.8%
Segment Operating Margin (GAAP)	23.0%	24.8%	-180	bps
Adjusted Segment Operating Income (non-GAAP)	$674	$552	22.1%
Adjusted Segment Operating Margin (non-GAAP)	27.6%	27.0%	60	bps
•Record sales with growth across all market verticals; Organic sales growth of 9%
•Segment operating margin of 23.0% includes expenses related to the Filtration Group acquisition
•Record adjusted segment operating margin of 27.6%, up 60 bps from 27.0% in the prior-year quarter

International Businesses
($ in millions)	FY27 Q1	FY26 Q1	Change		Organic Growth
Sales	$1,707	$1,399	22.0%		11.6%
Segment Operating Income (GAAP)	$410	$314	30.6%
Segment Operating Margin (GAAP)	24.0%	22.4%	160	bps
Adjusted Segment Operating Income (non-GAAP)	$473	$350	35.1%
Adjusted Segment Operating Margin (non-GAAP)	27.7%	25.0%	270	bps
•Record sales with growth led by APAC
•Organic growth: 23% APAC, 4% EMEA, (1%) LA
•Record adjusted segment operating margin of 27.7%, up 270 bps from 25.0% in the prior-year quarter
Aerospace Systems Segment

($ in millions)	FY27 Q1	FY26 Q1	Change		Organic Growth
Sales	$1,867	$1,641	13.8%		13.9%
Segment Operating Income (GAAP)	$497	$411	20.9%
Segment Operating Margin (GAAP)	26.6%	25.0%	160	bps
Adjusted Segment Operating Income (non-GAAP)	$574	$492	16.7%
Adjusted Segment Operating Margin (non-GAAP)	30.7%	30.0%	70	bps
•Record sales with double-digit OEM and Aftermarket growth
•Record adjusted segment operating margin of 30.7%, up 70 bps from 30.0% in the prior-year quarter
•Strong orders drive backlog to a new record

Rolling 12-Month Order Rates

	Q1 FY27	Q4 FY26
Parker	+13%	+12%
Diversified Industrial Segment - North America Businesses	+11%	+9%
Diversified Industrial Segment - International Businesses	+14%	+10%
Aerospace Systems Segment	+14%	+18%
•Double digit order rates across all businesses as backlog reaches a record $13.7 billion

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2027 first quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events, please visit investors.parker.com.

Note on Orders
The company reported orders for the 12 months ended September 30, 2026, compared with the prior year period. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Beginning in fiscal year 2027, all order comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; (e) free cash flow; and (f) organic sales growth. These measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share, segment operating margins, cash flow and sales growth on a comparable basis from period to period. Although these measures are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating Parker's performance or expected performance for the periods presented. Additionally, adjusted net income, adjusted earnings per share and organic sales growth include an adjustment related to IEEPA tariff returns to customers, which returns we believe are discrete, non-operating items that are not indicative of our ongoing operations. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.
Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.
Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending acquisition of CIRCOR International Inc.'s Commercial and Defense Aerospace business and the integration of Filtration Group Corporation and Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts, including geopolitical tensions in the Middle East, and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic filings made with the SEC.

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Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(Unaudited)	September 30,
(In millions, except per share amounts)	2026	2025
Net sales	$5,992	$5,084
Cost of sales	3,731	3,177
Selling, general and administrative expenses	1,065	873
Interest expense	146	101
Other expense (income), net	(87)	(107)
Income before income taxes	1,137	1,040
Income taxes	253	232
Net income	$884	$808

Earnings per share:
Basic	$7.01	$6.39
Diluted	$6.92	$6.29

Weighted average shares outstanding:
Basic	126.1	126.5
Diluted	127.8	128.4

Cash dividends per common share	$2.00	$1.80

BUSINESS SEGMENT INFORMATION

	Three Months Ended
(Unaudited)	September 30,
(In millions)	2026	2025
Net sales
Diversified Industrial	$4,152	$3,443
Aerospace Systems	1,867	1,641
Total segment sales	$6,019	$5,084
Corporate (1)	(27)	—
Total net sales	$5,992	$5,084
Segment operating income
Diversified Industrial	$972	$821
Aerospace Systems	497	411
Total segment operating income	1,469	1,232
Corporate general and administrative expenses	58	49
Income before interest expense and other, net	1,411	1,183
Interest expense	146	101
Other, net	128	42
Income before income taxes	$1,137	$1,040

(1) Corporate includes International Emergency Economic Powers Act ("IEEPA") tariff-related returns to customers.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME RECONCILIATION

	Three Months Ended September 30, 2026					Three Months Ended September 30, 2025
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) ($ in millions)	North America	Int'l	Total		Total Segments	North America	Int'l	Total		Total Segments
Net sales	$2,445	$1,707	$4,152	$1,867	$6,019	$2,044	$1,399	$3,443	$1,641	$5,084

Segment operating income	$562	$410	$972	$497	$1,469	$507	$314	$821	$411	$1,232
Adjustments:
Amortization of acquired intangibles	75	38	113	76	189	42	22	64	76	140
Business realignment charges	3	14	17	—	17	1	13	14	1	15
Integration costs to achieve	21	1	22	1	23	1	1	2	4	6
Acquisition-related expenses	13	10	23	—	23	1	—	1	—	1
Adjusted segment operating income	$674	$473	$1,147	$574	$1,721	$552	$350	$902	$492	$1,394

Segment operating margin	23.0%	24.0%	23.4%	26.6%	24.4%	24.8%	22.4%	23.8%	25.0%	24.2%
Adjusted segment operating margin	27.6%	27.7%	27.6%	30.7%	28.6%	27.0%	25.0%	26.2%	30.0%	27.4%

ORGANIC SALES GROWTH RECONCILIATION

(Unaudited)	Three Months Ended September 30, 2026
	As Reported Sales Growth	Less: Currency & Other	Less: Acquisitions	Organic Sales Growth
Diversified Industrial:
North America	19.6%	0.1%	10.1%	9.4%
EMEA	15.4%	(1.2)%	12.6%	4.0%
Asia Pacific	33.4%	1.6%	8.4%	23.4%
Latin America	1.9%	3.2%	—%	(1.3)%
Total International	22.0%	0.2%	10.2%	11.6%
Total Diversified Industrial	20.6%	0.2%	10.1%	10.3%
Aerospace Systems	13.8%	(0.1)%	—%	13.9%
Total (1)	17.9%	(0.5)%	6.9%	11.5%

(1) Total includes Corporate. The Other component of the Currency & Other consists entirely of IEEPA tariff-related returns to customers recorded at Corporate. These returns reduced total net sales growth by 0.5% and are excluded from organic sales growth.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended September 30,
(Unaudited)	2026		2025
(In millions, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported (GAAP)	$884	$6.92	$808	$6.29
Adjustments:
Amortization of acquired intangibles	189	1.48	140	1.09
Business realignment charges	17	0.13	15	0.12
Integration costs to achieve	23	0.18	6	0.05
Acquisition-related expenses[1]	78	0.61	14	0.11
Insurance-related charges (recoveries)	—	—	(20)	(0.15)
Tariff refunds, net[2]	21	0.17	—	—
Tax effect of adjustments[3]	(74)	(0.59)	(36)	(0.29)
As adjusted (non-GAAP)	$1,138	$8.90	$927	$7.22

[1]Acquisition-related expenses include transaction costs and charges related to the fair value step up of acquired inventory.
2In February 2026, the U.S. Supreme Court ruled that tariffs imposed under the IEEPA on goods imported into the U.S. were unauthorized. During the first quarter of fiscal 2027, net sales were reduced by $27 million for IEEPA tariff-related returns to customers, partially offset by $6 million received from the U.S. government.

[3]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026

CONSOLIDATED BALANCE SHEETS

(Unaudited)	September 30,	June 30,
(In millions)	2026	2026
Assets
Current assets:
Cash and cash equivalents	$711	$501
Trade accounts receivable, net	3,492	3,170
Non-trade and notes receivable	334	303
Inventories	3,640	3,166
Prepaid expenses	298	355
Other current assets	226	200
Total current assets	8,701	7,695
Property, plant and equipment, net	3,425	3,020
Deferred income taxes	231	238
Other long-term assets	1,668	1,535
Intangible assets, net	11,686	7,280
Goodwill	16,216	11,109
Total assets	$41,927	$30,877

Liabilities and equity
Current liabilities:
Notes payable and current portion of long-term debt	$4,744	$1,754
Accounts payable, trade	2,673	2,439
Accrued payrolls and other compensation	475	658
Other current liabilities	1,327	1,245
Total current liabilities	9,219	6,096
Long-term debt	12,734	6,766
Pensions and other postretirement benefits	237	224
Deferred income taxes	2,856	1,630
Other long-term liabilities	811	748
Shareholders' equity	15,968	15,404
Noncontrolling interests	102	9
Total liabilities and equity	$41,927	$30,877

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(Unaudited)	September 30,
(In millions)	2026	2025
Cash flows from operating activities
Net income	$884	$808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	97	92
Amortization	189	140
Stock-based compensation expense	82	80
Deferred income taxes	24	3
Pensions and other postretirement benefits, net	(24)	(18)
Other, net	(3)	(20)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(9)	76
Inventories	(232)	(163)
Other assets	(51)	(55)
Accounts payable, trade	81	(6)
Other liabilities	(228)	(182)
Income taxes	(58)	27
Net cash provided by operating activities	752	782
Cash flows from investing activities
Acquisitions, net of cash acquired	(9,102)	(1,013)
Capital expenditures	(109)	(89)
Proceeds from sale of property, plant and equipment	22	6
Other, net	3	18
Net cash used in investing activities	(9,186)	(1,078)
Cash flows from financing activities
Payments for common shares	(118)	(522)
Proceeds from notes payable, net	1,785	1,057
Proceeds from borrowings	12,478	—
Payments for borrowings	(5,257)	(1)
Dividends paid	(252)	(228)
Other, net	1	—
Net cash provided by financing activities	8,637	306
Effect of exchange rate changes on cash	7	(4)
Net change in cash and cash equivalents	210	6
Cash and cash equivalents at beginning of year	501	467
Cash and cash equivalents at end of period	$711	$473

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2026

RECONCILIATION OF FORECASTED REPORTED SALES GROWTH TO FORECASTED ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2027
Forecasted reported sales growth	16.0% to 19.0%
Adjustments:
Currency & Other	~0.5%
Acquisitions	~(9.0%)
Forecasted organic sales growth	7.5% to 10.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2027
Forecasted segment operating margin	23.6% to 24.0%
Adjustments:
Amortization of acquired intangibles	~3.4%
Business realignment charges	~0.4%
Integration costs to achieve	~0.2%
Acquisition-related expenses	~0.1%
Adjusted forecasted segment operating margin	27.7% to 28.1%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2027
Forecasted earnings per diluted share	$29.65 to $30.45
Adjustments:
Amortization of acquired intangibles	6.77
Business realignment charges	0.74
Integration costs to achieve	0.47
Acquisition-related expenses	0.63
Tariff refunds, net	0.16
Tax effect of adjustments[1]	(1.97)
Adjusted forecasted earnings per diluted share	$36.45 to $37.25

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

RECONCILIATION OF FORECASTED CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
(Unaudited)
(Dollars in millions)	Fiscal Year 2027
Cash flow from operations	$4,125 to $4,625
Less: Capital expenditures	~(625)
Free cash flow	$3,500 to $4,000

Note: Totals may not foot due to rounding